Exhibit 2.1

MERGER, CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

LEHIGH GAS PARTNERS LP,

LEHIGH GAS GP LLC,

LEHIGH GAS CORPORATION,

LGP REALTY HOLDINGS LP,

LEHIGH GAS WHOLESALE SERVICES, INC.,

LEHIGH GAS WHOLESALE LLC,

LEHIGH KIMBER REALTY, LLC,

ENERGY REALTY OP LP,

EROP — OHIO HOLDINGS, LLC,

KWIK PIK REALTY — OHIO HOLDINGS, LLC,

LEHIGH GAS — OHIO, LLC,

LEHIGH GAS OHIO II, LLC

KWIK PIK — OHIO HOLDINGS, LLC,

KIMBER PETROLEUM CORPORATION,

KWIK PIK — PA, LLC,

LEHIGH KIMBER REALTY II, LLC,

ENERGY REALTY OP II LP

EROP — OHIO HOLDINGS II, LLC,

KWIK PIK REALTY — OHIO HOLDINGS II, LLC,

JOHN B. REILLY, III,

And

JOSEPH V. TOPPER, JR.

Dated as of October 30, 2012

MERGER, CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Merger, Contribution, Conveyance and Assumption Agreement, dated as of October 30, 2012 (this “Agreement”), is by and among Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership”), Lehigh Gas GP LLC, a Delaware limited liability company (the “General Partner”), Lehigh Gas Corporation, a Delaware corporation (“LGC”), LGP Realty Holdings LP, a Delaware limited liability company (“LGP Realty”), Lehigh Gas Wholesale Services, Inc., a Delaware corporation (“LGW”), Lehigh Gas Wholesale LLC, a Delaware limited liability company (“LG LLC”), Lehigh Kimber Realty, LLC, a Delaware limited liability company (“Kimber Realty”), Energy Realty OP LP, a Delaware limited partnership (“Energy”), EROP — Ohio Holdings, LLC, a Delaware limited liability company (“EROP”), Kwik Pik Realty — Ohio Holdings, LLC, a Delaware limited liability company (“Kwik”), Lehigh Gas — Ohio, LLC, a Delaware limited liability company (“LGO”), Lehigh Gas Ohio II, LLC, a Delaware limited liability company (“LGO Distributee”), Kwik Pik Realty — Ohio Holdings, LLC, a Delaware limited liability company (“KPO”), Kimber Petroleum Corporation, a New Jersey corporation (“KPC”), Kwik Pik — PA, LLC, a Delaware limited liability company (“KPP”), Lehigh Kimber Realty II, LLC, a Delaware limited liability company (“Kimber Realty II”), Energy Realty OP II LP, a Delaware limited partnership (“Energy II”), EROP — Ohio Holdings II, LLC, a Delaware limited liability company (“EROP II”), Kwik Pik Realty — Ohio Holdings II, LLC, a Delaware limited liability company (“Kwik II,”), John B. Reilly, III and Joseph V. Topper, Jr.  The above named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, prior to the date hereof, LGC formed the General Partner and contributed $1,000 in exchange for all of the membership interests in the General Partner;

WHEREAS, thereafter and prior to the date hereof, the General Partner and LGC formed the Partnership pursuant to the Delaware LP Act for the purpose of engaging in any business activity that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act with the General Partner receiving a non-economic general partnership interest in the Partnership and LGC having contributed $1,000 to the Partnership in exchange for all of the limited partner interests in the Partnership;

WHEREAS, thereafter and prior to the date hereof, the Partnership formed: (a) LG LLC, to which the Partnership contributed $1,000 in exchange for all of the membership interest of LG LLC, a “disregarded entity” for United States federal income tax purposes and (b) LGW, to which the Partnership contributed $1,000 in exchange for all of the outstanding common stock of LGW;

WHEREAS, thereafter and prior to the date hereof: (a) LGP Realty Holdings GP LLC (“LGP Realty GP”) was duly formed as a Delaware limited liability company, to which the Partnership contributed $100 in exchange for all of the membership interests therein, and (b)

LGP Realty was duly formed as a Delaware limited partnership, to which the Partnership contributed $99.90 in exchange for a 99.9% limited partnership interest therein and LGP Realty GP contributed $0.10 in exchange for a 0.1% general partner interest therein;

WHEREAS, as a limited liability company all of the membership interests of which are owned by the Partnership and for which no election has been made to be treated as an entity taxable as a corporation for United States federal income tax purposes, LGP Realty GP is a “disregarded entity” for United States federal income tax purposes;

WHEREAS, as the Partnership owns the 99.9% limited partnership interest in LGP Realty and is treated as owning the 0.1% general partner interest in LGP Realty that LGP Realty GP owns (by reason of LGP Realty GP being a “disregarded entity” for United States federal income tax purposes), and as no election has been made for LGP Realty to be treated as an entity taxable as a corporation for United States federal income tax purposes, LGP Realty constitutes a “disregarded entity” for United States federal income tax purposes;

WHEREAS, thereafter and prior to the date hereof:

(A)          Kimber Realty II was duly formed as a Delaware limited liability company in which Topper and Reilly collectively own, directly or indirectly, 100% of the membership interests and individually own, directly or indirectly, identical membership interests as they own membership interests of Kimber Realty;

(B)           Energy II was duly formed as a Delaware limited liability company in which Topper and Reilly collectively own, directly or indirectly, 100% of the membership interests and individually own, directly or indirectly, identical membership interests as they own membership interests of Energy;

(C)           EROP II was duly formed as a Delaware limited liability company in which Topper and Reilly collectively own, directly or indirectly, 100% of the membership interests and individually own, directly or indirectly, identical membership interests as they own membership interests of EROP;

(D)          Kwik II was duly formed as a Delaware limited liability company in which Topper and Reilly collectively own, directly or indirectly, 100% of the membership interests and individually own, directly or indirectly, identical membership interests as they own membership interests of Kwik;

(E)           LGO Distributee was duly formed as a Delaware limited liability company in which Topper and Reilly collectively own, directly or indirectly, 100% of the membership interests and individually own, directly or indirectly, identical membership interests as they own membership interests of LGO;

WHEREAS, prior to the date hereof, Topper had a controlling ownership interest in each of the Contributed Entities;

WHEREAS, on the date hereof, interests in LGO Holdings representing, in the aggregate, ninety-five percent (95%) of the total assets and net profits of LGO Holdings are owned by persons whose interests in the total assets and net profits of LGO Holdings are not treated as being constructively owned (pursuant to the constructive ownership rules of Section 318 of the Code, as modified by Sections 856(d)(5) and 7704(d)(3)(B) of the Code) by the Partnership;

WHEREAS, at least one (1) day prior to the date of the Effective Time, LGO will have distributed and assigned the Former LGO Assets/Liabilities to LGO Distributee;

WHEREAS, pursuant hereto and immediately prior to the Effective Time:

1.             Each Contributed Entity shall have distributed its respective Spun-Off Assets to Kimber Realty II, Energy II, EROP II and Kwik II (together, the “Spun-Off Assets Distributees”) as set forth herein.

2.             In accordance with the terms and conditions of the Plan of Merger attached hereto as Exhibit A (the “Merger Plan”), each Contributed Entity will be merged (the “Contributed Entities Merger”) with and into LGP Realty, with LGP Realty to be the surviving entity and with the separate existence of each Contributed Entity to thereupon cease.  Following the Contributed Entities Merger, and except as otherwise provided herein, each of the subsidiaries of the Contributed Entities will be subsidiaries of LGP Realty.

Contemporaneously with the Contributed Entities Merger, the Contributed Entities will (x) contribute and assign their respective Contributed LGW Assets/Liabilities directly to LGW in a single transfer, and (y) cause their respective direct and indirect subsidiaries to contribute their respective Contributed LGW Assets/Liabilities directly to LGW in a single transfer.

In consideration of the foregoing, the Partnership shall:

(a) in the case of each Contributed Entity other than Kimber Realty, issue to the member(s)/partner(s) of such Contributed Entity such number of Common Units and such number of Subordinated Units and shall distribute to such member(s)/partner(s) of such Contributed Entity such amount of cash, all as set forth on Exhibit B attached hereto; and

(b) in the case of Kimber Realty, (x) issue to the holders of the non-preferred equity of Kimber Realty such number of Common Units, such number of Subordinated Units, and/or such amount of cash as set forth on Exhibit B attached hereto, and (y) pay to the holders of the preferred equity of Kimber Realty $13,000,000 in cash as consideration for the cancellation of the holders’ mandatorily redeemable preferred member interests in Kimber Realty and pay in cash the amount of accrued but unpaid interest on the mandatorily redeemable preferred member interests.

3.             As a result of the Contributed Entities Merger, all debts, liabilities and duties of each of the Contributed Entities shall attach to LGP Realty and may be enforced against LGP Realty to the same extent as if said debts, liabilities and duties had been incurred or contracted by LGP Realty, including without limitation:

(a) the aggregate amount of outstanding borrowings of the Contributed Entities incurred under the Existing Credit Agreement as set forth on Exhibit B attached hereto;

(b) the aggregate principal amount of outstanding mortgage notes of the Contributed Entities as set forth on Exhibit B hereto; and

(c) certain accrued expenses, trade account payables, fuel taxes payables, capital lease payables, security deposit obligations and interest rate swap obligations of the Contributed Entities.

4.             The Partnership will issue to the General Partner such number of Incentive Distribution Rights as set forth on Exhibit B attached hereto.

5.             LGC will contribute and assign all of the LGC MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the LGC LGW Assets/Liabilities directly to LGW in a single transfer, and all of the LGC LGP Realty Assets Liabilities to LGP Realty, in exchange for which the Partnership shall issue to LGC such number of Common Units as set forth on Exhibit B attached hereto.

6.             KPC will contribute and assign all of the KPC MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the KPC LGW Assets/Liabilities directly to LGW in a single transfer, and all of the KPC LGP Realty Assets Liabilities to LGP Realty, in exchange for which the Partnership shall issue to KPC such number of Common Units as set forth on Exhibit B attached hereto.

7.             KPO will contribute and assign all of the KPO MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the KPO LGW Assets/Liabilities directly to LGW in a single transfer, and all of the KPO LGP Realty Assets Liabilities to LGP Realty, in exchange for which the Partnership shall issue to KPO such number of Common Units as set forth on Exhibit B attached hereto.

8.             KPP will contribute and assign all of the KPP MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the KPP LGW Assets/Liabilities directly to LGW in a single transfer, and all of the KPP LGP Realty Assets Liabilities to LGP Realty, in exchange for which the Partnership shall issue to KPP such number of Common Units as set forth on Exhibit B attached hereto.

9.             LGO Distributee will contribute and assign all of the Former LGO MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the Former LGO LGW Assets/Liabilities directly to LGW in a single transfer, and all of the Former LGO LGP Realty Assets/Liabilities to LGP Realty, in exchange for which the Partnership shall issue to LGO Distributee such number of Common Units as set forth on Exhibit B attached hereto.

10.           Topper will contribute and assign, or caused to be contributed and assigned, all of the Topper MLP Assets/Liabilities directly to LG LLC in a single transfer, all of the Topper LGW Assets/Liabilities directly to LGW in a single transfer, and all of the Topper LGP Realty Assets/Liabilities directly to LGP Realty in a single transfer, in exchange for which the

Partnership shall issue to Topper such number of Common Units as set forth on Exhibit B attached hereto.

11.           LGO will enter into:

(a) fixed rent lease agreements whereby LGO will lease either real property only or real property and personal property from certain subsidiaries of LGP Realty;

(b) a fixed rent lease agreement whereby LGO will lease certain personal property from LGW; and

(c) a supply agreement whereby LGO will purchase wholesale motor fuel from LG LLC.

WHEREAS, each of following will occur at the Effective Time in the order set forth herein:

1.             In connection with the Offering, the public, through the Underwriters, will contribute to the Partnership an amount of cash agreed upon by the Underwriters, the Partnership and the General Partner pursuant to the Underwriting Agreement, less the Underwriters’ Spread (such amount of cash less the Underwriters’ Spread, the “Net Offering Proceeds”), in exchange for the Firm Units.

2.             The Partnership will pay Raymond James & Associates, Inc. a structuring fee equal to 0.50% of the gross proceeds of the Offering (the “Structuring Fee”).  The Partnership will pay to Raymond James & Associates, Inc. the Structuring Fee associated with any exercise of the Underwriter’s Option (the “Option Structuring Fee”).

3.             The Partnership will pay all transaction expenses incurred in connection with the transactions contemplated hereby and by the Registration Statement.

4.             The Partnership will enter into the Credit Agreement providing the Partnership with a $249 million senior secured revolving credit facility, which may be increased to $324 million if certain conditions are met (the “New Credit Facility”).

5.             In accordance with, and as contemplated by, this Agreement, the Partnership will use proceeds drawn under the New Credit Facility and/or Net Offering Proceeds (or some combination thereof) to (i) re-finance, and pay off, all amounts outstanding under the Existing Credit Agreement; (ii) pay all transaction expenses, and (iii) fund the distributions to member(s)/partner(s) of one or more of the Contributed Entities, LGC, KPC, KPO, KPP and/or LGO Distributee, as applicable, (iv) repurchase and redeem in full the mandatorily redeemable preferred member interests in Kimber Realty, and (v) repay in full the aggregate principal amount of outstanding mortgage notes of the Contributed Entities as set forth on Exhibit B hereto.

6.             Topper will cause each Contributed Entity to terminate the 20-year “triple-net” master leases that are expressly identified and set forth on Exhibit C attached hereto.

WHEREAS, the shareholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, respectively, as the case may be, required to approve the transactions contemplated by this Agreement; and

WHEREAS, LGC and the Partnership may adjust upward or downward the number of Firm Units to be offered to the public through the Underwriters.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Contributed Entity” means each of Kimber Realty, Energy, EROP, and Kwik.  “Contributed Entities” means, collectively, each Contributed Entity.

“Contributed Entities Merger” is defined in paragraph 12 of the recitals, item number two.

“Contributed LGW Assets/Liabilities” means, with respect to any Contributed Entity and any direct or indirect subsidiary of such Contributed Entity, such entity’s underground storage tank(s), personal property and equity interests in certain of its subsidiaries identified and set forth on Exhibit D attached hereto, together with those of such entity’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which such entity is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of any Contributed Entity as may be identified and set forth on Exhibit D attached hereto.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of October 30, 2012, by and among the Partnership, KeyBank National Association, RBS Citizens, N.A. and Citizens Bank of Pennsylvania.

“Credit Facility Proceeds” means amounts drawn by the Partnership under the New Credit Facility.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as same may be amended from time to time.

“Effective Time” means 10:00 a.m. Eastern Standard Time on the date of the closing of the Offering.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 30, 2010, by and among LGC, Energy, KPC, Kimber Realty, EROP, LGO, each of the lenders from time to time party thereto and KeyBank National Association, as has been amended from time to time.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, but does not include any Option Units.

“Former LGO Assets” means, collectively, the Former LGO LGW Assets/Liabilities, the Former LGO MLP Assets/Liabilities and the Former LGO MLP Assets/Liabilities.

“Former LGO LGW Assets/Liabilities” means LGO Distributee’s underground storage tanks and personal property identified and set forth on Exhibit E-1 attached hereto, together with those of LGO Distributee’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which LGO Distributee is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of LGO Distributee as may be identified and set forth on Exhibit E-1 attached hereto.

“Former LGO MLP Assets/Liabilities” means LGO Distributee’s contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGO is a party) identified and set forth on Exhibit E-2 attached hereto, and other assets and property related to, and/or employed by LGO Distributee in, LGO Distributee’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of LGO Distributee’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of LGO Distributee as may be identified and set forth on Exhibit E-2 attached hereto.

“Former LGO LGP Realty Assets/Liabilities” means LGO Distributee’s real property identified and set forth on Exhibit E-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGO Distributee is a party) and other assets and property related thereto, together with those of LGO Distributee’s liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of LGO Distributee as may be identified and set forth on Exhibit E-3 attached hereto.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means the United States, any foreign county, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Incentive Distribution Right” means a non-voting limited partner partnership interest that confers upon its holder only the rights and obligations specifically provided in the Partnership Agreement for Incentive Distribution Rights.

“KPC” is defined in the Preamble.

“KPC LGW Assets/Liabilities” means KPC’s underground storage tanks and personal property identified and set forth on Exhibit F-1 attached hereto, together with those of KPC’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which KPC is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPC as may be identified and set forth on Exhibit F-1 attached hereto.

“KPC MLP Assets/Liabilities” means KPC’s real property and personal property identified and set forth on Exhibit F-2 attached hereto, together with those of KPC’s contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPC is a party) and other assets and property related to, and/or employed by KPC in KPC’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of KPC’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of KPC as may be identified and set forth on Exhibit F-2 attached hereto.

“KPC LGP Realty Assets/Liabilities” means KPC’s real property identified and set forth on Exhibit F-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPC is a party) and other assets and property related thereto, liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPC as may be identified and set forth on Exhibit F-3 attached hereto.

“KPO” is defined in the Preamble.

“KPO LGW Assets/Liabilities” means KPO’s underground storage tanks and personal property identified and set forth on Exhibit G-1 attached hereto, together with those of KPO’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which KPO is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPO as may be identified and set forth on Exhibit G-1 attached hereto.

“KPO MLP Assets/Liabilities” means KPO’s real property and personal property identified and set forth on Exhibit G-2 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPO is a party) and other assets and property related to, and/or employed by KPO in, KPO’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets) identified and set forth on Exhibit G-2, together with those of KPO’s liabilities and obligations related to all of the foregoing, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of KPO as may be identified and set forth on Exhibit G-2 attached hereto.

“KPO LGP Realty Assets/Liabilities” means KPO’s real property identified and set forth on Exhibit G-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPO is a party) and other assets and property related thereto, together with those of KPO’s liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPO as may be identified and set forth on Exhibit G-3 attached hereto.

“KPP” is defined in the Preamble.

“KPP LGW Assets/Liabilities” means KPP’s underground storage tanks and personal property identified and set forth on Exhibit H-1 attached hereto, together with those of KPP’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which KPP is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPP as may be identified and set forth on Exhibit H-1 attached hereto.

“KPP MLP Assets/Liabilities” means KPP’s real property and personal property identified and set forth on Exhibit H-2 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPP is a party) and other assets and property related to, and/or employed by KPP in, KPP’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of KPP’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of KPP as may be identified and set forth on Exhibit H-2 attached hereto.

“KPP LGP Realty Assets/Liabilities” means KPP’s real property identified and set forth on Exhibit H-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which KPP is a party) and other assets and property related thereto, together with those of KPP’s liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of KPP as may be identified and set forth on Exhibit H-3 attached hereto.

“LGC” is defined in the Preamble.

“LG LLC” is defined in the Preamble.

“LGC LGW Assets/Liabilities” means LGC’s underground storage tanks, personal property and equity interests in certain of its subsidiaries identified and set forth on Exhibit I-1 attached hereto, together with those of LGC’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which LGC is a party), liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of LGC as may be identified and set forth on Exhibit I-1 attached hereto.

“LGC MLP Assets/Liabilities” means LGC’s real property and personal property identified and set forth on Exhibit I-2 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGC is a party) and other assets and property related to, and/or employed by LGC in, LGC’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of LGC’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of LGC as may be identified and set forth on Exhibit I-2 attached hereto.

“LGC LGP Realty Assets/Liabilities” means LGC’s real property identified and set forth on Exhibit I-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which LGC is a party) and other assets and property related thereto, together with those of LGC’s liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of LGC as may be identified and set forth on Exhibit I-3 attached hereto.

“LGO” is defined in the Preamble.

“LGO Distributee” is defined in the Preamble.

“LGO Holdings” means Lehigh Gas — Ohio Holdings, LLC, a Delaware limited liability company.

“LGW” is defined in the Preamble.

“Merger Plan” is defined in paragraph 12 of the recitals, item number two.

“Net Offering Proceeds” is defined in the first paragraph of the sixth “Whereas” clause thereof.

“New Credit Facility” is defined in the fourth paragraph of the sixth “Whereas” clause hereof.

“Offering” means the Partnership’s initial public offering of Common Units contemplated herein.

“Omnibus Agreement” means the Omnibus Agreement, dated as of October 30, 2012, by and among the Partnership, the General Partner, LGC, LGO and Topper.

“Option Closing Date” has the meaning assigned to it in the Partnership Agreement.

“Option Structuring Fee” is defined in the Recitals.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Underwriter’s Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of December 2, 2011.

“Partnership” is defined in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Party” and “Parties” is defined in the Preamble.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-181370), as amended.

“Reilly” means John B. Reilly, III.

“Spun-Off Assets” means, with respect to each Contributed Entity, those real and personal properties (including underground storage tanks), equity interests in certain of such Contributed Entity subsidiaries and contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which such Contributed Entity is a party) that shall not be contributed and/or assigned to, or assumed by, the Partnership, all as are identified and set forth on Exhibit J attached hereto, together with those of such Contributed Entity’s liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes).

“Spun-Off Assets Distributee” is defined in the Recitals.

“Structuring Fee” is defined in the Recitals.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Topper” means Joseph V. Topper, Jr.

“Topper LGW Assets/Liabilities” means Topper’s underground storage tanks and Topper’s, direct or indirect, personal property identified and set forth on Exhibit K-1 attached hereto, together with those of Topper’s contractual rights (including, without limitation, under any lease, sub-lease or supply agreement to which Topper is a party), direct or indirect, liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of Topper as may be identified and set forth on Exhibit K-1 attached hereto.

“Topper MLP Assets/Liabilities” means Topper’s, direct or indirect, real property and personal property identified and set forth on Exhibit K-2 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which Topper is, directly or indirectly, a party) and other assets and property related to, and/or employed by Topper, directly or indirectly, in Topper’s wholesale motor fuel distribution and supply business, operations and/or activities (including, without limitation, dealer deposits, collateral and intangible assets), together with those of Topper’s, direct or indirect, liabilities and obligations related thereto, associated therewith and/or secured thereby (including, without limitation, for motor fuel taxes), and any other assets and/or liabilities of Topper as may be identified and set forth on Exhibit K-2 attached hereto.

“Topper LGP Realty Assets/Liabilities” means Topper’s, direct or indirect, real property and personal property identified and set forth on Exhibit K-3 attached hereto, together with the contractual rights (including, without limitation, under any lease, sub-lease, supply, distribution or other agreement to which Topper or an entity controlled by Topper is a party) and other assets and property related thereto, together with those of Topper’s liabilities and obligations related thereto, associated therewith and/or secured thereby, and any other assets and/or liabilities of Topper as may be identified and set forth on Exhibit K-3 attached hereto.

“Underwriters” means the underwriters listed in the Underwriting Agreement.

“Underwriter’s Option” has the meaning set forth in the Partnership Agreement.

“Underwriters’ Spread” means the total amount of the Underwriters’ discount.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into by and among LGC, the Partnership, the General Partner and the Underwriters.

ARTICLE II

MERGERS, CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

Section 2.1            Distributions of Former LGO Assets.  One hour prior to the Effective Time, LGO shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to LGO Distributee (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Former LGO Assets.

The transactions contemplated by Section 2.2 through Section 2.6 shall occur immediately prior to the Effective Time in the order set forth herein.

Section 2.2            Distributions of Spun-off Assets

(A)          Kimber Realty shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to Kimber Realty II (and its successors and assigns, for its and their own use forever), all right, title and interest in and to its Spun-off Assets.

(B)           Energy shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to Energy II (and its successors and assigns, for its and their own use forever), all right, title and interest in and to its Spun-off Assets.

(C)           EROP shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to EROP II (and its successors and assigns, for its and their own use forever), all right, title and interest in and to its Spun-off Assets.

(D)          Kwik shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to Kwik II (and its successors and assigns, for its and their own use forever), all right, title and interest in and to its Spun-off Assets.

Section 2.4            Contributed Entities Merger (and Agreed Tax Treatment and Reporting Thereof).

(A)          The Contributed Entities Merger shall be consummated and, contemporaneously therewith, the Partnership shall (x) in the case of each Contributed Entity other than Kimber Realty, issue to the member(s)/partner(s) of such Contributed Entity such number of Common Units and such number of Subordinated Units and shall distribute to such member(s)/partner(s) of such Contributed Entity such amount of cash, all as set forth on Exhibit B attached hereto; and (y) in the case of Kimber Realty, (i) issue to the holders of the non-preferred equity of Kimber

Realty such number of Common Units, such number of Subordinated Units and/or such amount of cash, all as set forth on Exhibit B attached hereto, and (ii) pay to the holders of the preferred equity of Kimber Realty $13,000,000 in cash as consideration for the cancellation of the holders’ mandatorily redeemable preferred member interests in Kimber Realty and pay in cash the amount of accrued but unpaid interest on the mandatorily redeemable preferred member interests.  Any such cash that the Partnership shall distribute in connection with the Contributed Entities Merger shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties hereto hereby agree to treat and report the Contributed Entities Merger for all United States federal and, as applicable, state and local income tax purposes as a direct merger of the Contributed Entities with and into the Partnership and, further, as an “assets over” form of merger under Treasury Regulations Section 1.708-1(c) with the Contributed Entities being the terminated partnerships in such Contributed Entities Merger and the Partnership being the “resulting partnership” under such Treasury Regulations.  The Parties further agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed in connection with the Contributed Entities Merger as a reimbursement to the Contributed Entities of any capital expenditures incurred by it with respect to the property deemed to be contributed to the Partnership under Treasury Regulations Section 1.708-1(c) in the two years preceding the Contributed Entities Merger to the extent permissible under Treasury Regulations Section 1.707-4(d).

(B)           Contemporaneously with the Contributed Entities Merger, the Contributed Entities shall (x) contribute and assign their respective Contributed LGW Assets/Liabilities directly to LGW in a single transfer, and (y) cause their respective direct and indirect subsidiaries to contribute their respective Contributed LGW Assets/Liabilities directly to LGW in a single transfer, with each of the Parties hereto agreeing to treat and report such contribution and assignment: (1) for United States federal, state and local income tax purposes, as the contribution and assignment by the Contributed Entity of the Contributed LGW Assets/Liabilities to the Partnership, consistent with the treatment of the Contributed Entities Merger as an “assets over” form of merger under Treasury Regulations Section 1.708 -1(c) with the Contributed Entities being the terminated partnerships and the Partnership being the “resulting partnership” under said Treasury Regulations and the subsequent contribution of the Contributed LGW Assets/Liabilities from the Partnership to LGW; and (2) for all other tax purposes (including, without limitation, state and local sales, use, personal property, real property transfer, real estate transfer, documentary stamp, recording, realty transfer, controlling interest and other transfer tax), as a single transfer and assignment of the Contributed LGW Assets/Liabilities by the Contributed Entity to LGW. LGW hereby accepts and assumes the Contributed LGW Assets/Liabilities.

Section 2.4            LGC Contributions, KPC Contributions, KPO Contributions, KPP Contributions and LGO Distributee Contributions (and Agreed Tax Treatment and Reporting thereof).

(A)          LGC shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the LGC MLP Assets/Liabilities, (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the LGC LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the LGC LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to LGC such number of Common Units and such number of Subordinated Units, and shall distribute to LGC such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to LGC shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to LGC as a reimbursement to LGC of any capital expenditures incurred by it with respect to the LGC MLP Assets/Liabilities, the LGC LGW Assets/Liabilities and the LGC LGP Realty Assets/Liabilities in the two years preceding the contribution of the LGC MLP Assets/Liabilities, the LGC LGW Assets/ Liabilities and the LGC LGP Realty Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulations Section 1.707-4(d).  LG LLC hereby accepts and assumes the LGC MLP Assets/Liabilities.  LGW hereby accepts and assumes the LGC LGW Assets/Liabilities.  LGP Realty hereby accepts and assume the KPC LGP Realty Assets/Liabilities.

(B)           KPC shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPC MLP Assets/Liabilities, (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPC LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPC LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to KPC such number of Common Units and such number of Subordinated Units, and shall distribute to KPC such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to KPC shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to KPC as a reimbursement to KPC of any capital expenditures incurred by it with respect to the KPC MLP Assets/Liabilities, the KPC LGW Assets/Liabilities and the KPC LGP Realty Assets/Liabilities in the two years preceding the contribution of the KPC MLP Asssets/Liabilities, the KPC LGW Assets/Liabilities and the KPC LGP Realty Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulations Section 1.707-4(d).  LG LLC hereby accepts and assumes the KPC MLP Assets/Liabilities.  LGW hereby accepts and assumes the KPC LGW Assets/Liabilities.  LGP Realty hereby accepts and assume the KPC LGP Realty Assets/Liabilities.

(C)           KPO shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPO MLP Assets/Liabilities, (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPO LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPO LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to KPO such number of Common Units and such number of Subordinated Units, and shall distribute to KPO such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to KPO shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to KPO as a reimbursement to KPO of any capital expenditures incurred by it with respect to the KPO MLP Assets/Liabilities, the KPO LGW Assets/Liabilities and the KPO LGP Realty Assets/Liabilities in the two years preceding the contribution of the KPO MLP Assets/Liabilities, the KPO LGW Assets/Liabilities and the KPO LGP Realty Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulations Section 1.707-4(d).  LG LLC hereby accepts and assumes the KPO MLP Assets/Liabilities.  LGW hereby accepts and assumes the KPO LGW Assets/Liabilities.  LGP Realty hereby accepts and assume the KPO LGP Realty Assets/Liabilities.

(D)          KPP shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPP MLP Assets/Liabilities, (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPP LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the KPP LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to KPP such number of Common Units and such number of Subordinated Units, and shall distribute to KPP such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to KPP shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to KPP as a reimbursement to KPP of any capital expenditures incurred by it with respect to the KPP MLP Assets/Liabilities, the KPP LGW Assets/Liabilities and the KPP LGP Realty Assets/Liabilities in the two years preceding the contribution of the KPP MLP Assets/Liabilities, the KPP LGW Assets/Liabilities and the KPP LGP Realty Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulations Section 1.707-4(d).  LG LLC hereby accepts and assumes the KPP MLP Assets/Liabilities.  LGW hereby accepts and assumes the KPP LGW Assets/Liabilities.  LGP Realty hereby accepts and assume the KPP LGP Realty Assets/Liabilities.

(E)           LGO Distributee shall grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Former LGO MLP Assets/Liabilities, (2) ) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Former LGO LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Former LGO LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to LGO Distributee such number of Common Units and such number of Subordinated Units, and shall distribute to LGO Distributee such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to LGO Distributee shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to LGO Distributee as a reimbursement to LGO Distributee of any capital expenditures incurred by it with respect to the Former LGO MLP Assets/Liabilities, Former LGO LGW Assets/Liabilities and the Former LGO LGP Realty Assets/Liabilities in the two years preceding the contribution of the Former LGO Assets/Liabilities, Former LGO LGW Assets/Liabilities and the Former LGO LGP Realty Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulations Section 1.707-4(d).  LG LLC hereby accepts and assumes the Former LGO MLP Assets/Liabilities.  LGW hereby accepts and assumes the Former LGO LGW Assets/Liabilities.  LGP Realty hereby accepts and assume the Former LGO LGP Realty Assets/Liabilities.

Section 2.5            Topper Contributions. Topper shall, directly or indirectly, grant, contribute, bargain, convey, assign, transfer, set over and deliver directly and in a single transfer to: (1) LG LLC (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Topper MLP Assets/Liabilities, (2) LGW (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Topper LGW Assets/Liabilities, and (3) LGP Realty (and its successors and assigns, for its and their own use forever), all right, title and interest in and to the Topper LGP Realty Assets/Liabilities, in exchange for which the Partnership shall issue to Topper such number of Common Units and such number of Subordinated Units, and shall distribute to Topper such amount of cash, all as set forth on Exhibit B attached hereto.  Any such cash that the Partnership shall so distribute to Topper shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth on Exhibit B attached hereto.  The Parties agree to treat and report for all United States federal and, as applicable, state and local income tax purposes the amount of cash (if any) distributed to Topper as a reimbursement to Topper of any capital expenditures incurred by it with respect to the Topper MLP Assets/Liabilities and the Topper LGW Assets/Liabilities in the two years preceding the contribution of the Topper MLP Assets/Liabilities and the Topper LGW Assets/Liabilities to the Partnership to the extent permissible under Treasury Regulation Section 1.707-4(d).  LG LLC hereby accepts and assumes the Topper MLP Assets/Liabilities.  LGW hereby accepts and assumes the Topper LGW Assets/Liabilities.  LGP Realty hereby accepts and assumes the Topper LGP Realty Assets/Liabilities.

Section 2.6            LGO Transactions.

(A)          LGP Realty shall cause its subsidiaries to enter into 15-year fixed rent lease agreements of real property with LGO.

(B)           LGW shall enter into 15-year fixed rent lease agreements of personal property and underground storage tanks (“USTs”) with LGO.

(C)           LG LLC shall enter a 15-year supply agreement with LGO.

The transactions contemplated by Section 2.7 through Section 2.14 shall be completed at the Effective Time in the order set forth herein.

Section 2.7            Execution of the Partnership Agreement.  The General Partner and LGC shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership and LGC may agree with the Underwriters and such other changes as the Partnership, the General Partner and LGC may agree.

Section 2.8            Contribution of Cash by the Public Through the Underwriters.  The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the Underwriting Agreement in exchange for the issuance and sale of the Firm Units.

Section 2.9            Payment of Structuring Fee.  The Partnership agrees to pay Raymond James & Associates, Inc. the Structuring Fee.

Section 2.10         Payment of Transaction Expenses.  The Parties acknowledge the payment by the Partnership of the transaction expenses incurred in connection with the transactions contemplated hereby and by the Registration Statement.

Section 2.11         Issuance of Incentive Distribution Rights.  The Partnership shall issue to the General Partner 100% of the Incentive Distribution Rights.

Section 2.12         Satisfaction of Existing Credit Agreement; Entry into New Credit Facility.  The Partnership shall enter into the New Credit Facility and re-finance, and pay off, all amounts outstanding under the Existing Credit Agreement

Section 2.13         Repay Outstanding Mortgage Notes. The Partnership shall repay in full the aggregate principal amount of outstanding mortgage notes of the Contributed Entities as set forth on Exhibit B hereto.

Section 2.14         Cancellation of Master Leases.  Topper shall cause each Contributed Entity to terminate the 20-year “triple-net” master leases that are expressly identified and set forth on Exhibit C attached hereto.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1            Deferred Issuance and Distribution; Payment of the Option Structuring Fee.  If the Underwriter’s Option is exercised in whole or in part, the public, through the Underwriters, shall make an additional capital contribution to the Partnership in cash in an amount determined pursuant to the Underwriting Agreement in exchange for the sale of the Option Units.  Upon the earlier to occur of the expiration of the Underwriter’s Option period or the exercise in full of the Underwriter’s Option, the Partnership will issue to one or more of LGC, KPC, KPO, KPP the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities a number of additional Common Units that is equal to the excess, if any, of (x) the maximum number of Option Units issuable pursuant to the Underwriter’s Option over (y) the aggregate number of Option Units, if any, actually purchased by and issued to the Underwriters pursuant to any exercise(s) of the Underwriter’s Option.  The Parties hereto hereby agree to treat and report for United States federal, state, local and, as applicable, foreign income tax purposes any and all such Common Units that may be so issued to LGC, KPC, KPP, the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities as a non-taxable exchange by such entity or person of property solely for an interest in the Partnership under Section 721(a) of the Code and the Treasury Regulations thereunder.  Upon each Option Closing Date, the Partnership shall make a distribution in cash in an aggregate amount equal to the total amount of proceeds received by the Partnership from such exercise of the Underwriter’s Option, net of the Underwriters’ Spread, and which cash the Partnership shall distribute to one or more of LGC, KPC, KPO, KPP, the LGO Distributee, and/or one or more of the members or partners of one or more of the Contributed Entities and in such amount(s), all as shall be set forth in a writing submitted by Topper (in his capacity as general partner, managing member, officer and/or other fiduciary thereof) to the Partnership.  Any such cash that the Partnership shall so distribute shall be funded with the Net Offering Proceeds, Credit Facility Proceeds or some combination thereof, as shall be set forth in such writing.  Further, the Parties hereto hereby agree to treat and report for United States federal, state, local and, as applicable, foreign income tax purposes such cash distributions as a reimbursement with respect to property that it (or, as applicable, a Contributed Entity) contributed and assigned to LGW or LG LLC, as applicable, under Treasury Regulations Section 1.707-4(d) or, otherwise, so much of such cash that the Topper tax return preparer is reasonably able to establish is so eligible for such treatment.  For these purposes, the Parties hereto hereby expressly agree that the Topper tax return preparer may (among other ways) reasonably establish such eligibility by assuming that reimbursements of capital expenditures that were funded with the proceeds of third party debt would be so eligible for such treatment and/or that the “20%-of-fair market value” limitation of Treasury Regulations Section 1.707-4(d) (2)(ii) can apply either on an aggregate or property-by-property basis). The Parties receiving cash distributions hereby agree to pay to Raymond James & Associates, Inc. their pro rata share of the applicable Option Structuring Fee associated with any exercise of the Underwriter’s Option.

ARTICLE IV

OTHER ASSURANCES

Section 4.1            Consents. If there are any consents required to assign or otherwise transfer any contract to be contributed to the Partnership or its subsidiaries that have not been obtained (or otherwise are not in full force and effect) as of the Effective Time, each Party shall continue its efforts to obtain the required consents and then, notwithstanding anything contained in this Agreement to the contrary, neither this Agreement nor any other document related to the consummation of the transactions contemplated by this Agreement shall constitute a grant, contribution, bargain, conveyance, assignment, transfer, set over or deliver or an attempted grant, contribution, bargain, conveyance, assignment, transfer, set over or deliver of such contract.  With respect to an such consent, promptly after a required consent for the grant, contribution, bargain conveyance, assignment, transfer, set over and delivery of such a contract is obtained, each Party shall cause the prompt assignment, transfer, conveyance and delivery of such contract to the Partnership or its subsidiaries in accordance with the terms of this Agreement and the Parties agree to execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to carry out the foregoing.

Section 4.2            Further Assurances.  From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Underwriting Agreement has been executed by each of the parties thereto, at which time all such provisions shall be effective and operative in accordance this Agreement without further action by any Party.

ARTICLE VI

TITLE MATTERS

Section 6.1            Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(A)          EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS, INCLUDING THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS.  EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES

ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE.

(B)           Each of the Parties agrees that the disclaimers contained in this Section 6.1 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “contribute,” “distribute,” “assign,” “transfer,” “deliver” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(C)           Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

(D)          The General Partner and the Partnership hereby acknowledge and agree that the express provisions of this Agreement and the Omnibus Agreement contain the sole and exclusive remedies available to them with respect to the transactions contemplated hereunder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1            Representations and Warranties of All Parties.  Each of the Parties to this Agreement hereby represents and warrants severally as to itself as follows:

(A)          Formation and Good Standing.  Such Party is a corporation, limited partnership or limited liability company, legally formed, validly existing and in good standing under the laws of the state of its formation.  Such Party is duly qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(B)           Authority, Execution and Enforceability.  Such Party has full corporate, limited partnership or limited liability company, as applicable, power and authority to enter into this Agreement and the documents to be delivered by such Party hereunder and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the documents to be delivered by such Party hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by such Party.  Such Party has duly executed and delivered this Agreement and the documents to be delivered by such Party hereunder, and this Agreement and the documents to be delivered by such Party hereunder constitute such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

(C)           No Conflicts.  Neither the execution, delivery nor performance of this Agreement nor the documents to be delivered by such Party hereunder by such Party will:

(i)            require the approval or consent of any Governmental Authority;

(ii)           conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of its charter, bylaws, certificate of limited partnership, certificate of formation, agreement of limited partnership, limited liability company agreement or other formation and governing documents;

(iii)          result in the material breach or violation by it of any material term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which it is bound or by which its property or business is affected, except for such defaults (or rights of termination, cancellation or acceleration) as to which waivers or consents have been obtained; or

(iv)          violate in any material respect any federal, state, local or other governmental law ordinance, or any order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to such Party.

Section 7.2            Certain Representations of Topper, LGC, KPO, KPC and KPP.  Topper, LGC, KPO, KPC and KPP hereby represent and warrant, jointly and severally, that: (i) all of the assets and businesses described in the Registration Statement as being contributed or otherwise transferred to the Partnership and/or to its subsidiaries are in fact being so contributed or otherwise transferred to the Partnership and/or to its subsidiaries pursuant to this Agreement and the transactions described herein or contemplated hereby; and (ii) Exhibit L sets forth a true, correct, and complete list of all tracts or parcels of real property that will be owned or leased by the Partnership and/or by its subsidiaries as of the Effective Time.

Section 7.3            Certain Other Representations and Warranties.  The parties hereto hereby represent and warrant, jointly and severally, that the following statements are true and correct as of the date hereof:

(A)          the General Partner is the sole general partner of the Partnership;

(B)           LGC is the sole limited partner of the Partnership;

(C)           all of the membership interests of LG LLC are owned by the Partnership;

(D)          all of the outstanding stock of LGW is owned by the Partnership;

(E)           each Contributed Entity shall not own, or have any right, title or interest in or to, any of the Spun-Off Assets, with each Contributed Entity having previously distributed its respective Spun-Off Assets to the Spun-Off Assets Distributees;

(F)           LGO Distributee shall own and, otherwise, have legal right, title and interest in and to the Former LGO Assets/Liabilities, with LGO Holdings having previously distributed the Former LGO Assets/Liabilities to LGO Distributee; and

(G)           interests in LGO Holdings representing, in the aggregate, ninety-five percent (95%) of the total assets and net profits of LGO Holdings are owned by persons whose interests in the total assets and net profits of LGO Holdings are not treated as being constructively owned (pursuant to the constructive ownership rules of Section 318 of the Code, as modified by Sections 856(d)(5) and 7704(d)(3)(B) of the Code) by the Partnership.

Section 7.4            Investment Representations and Warranties.

(A)          Each Party that receives Common Units and Subordinated Units hereunder hereby represents and warrants that the following statements are true and correct as of the date hereof:  (i) it is an “accredited investor” within the meaning of the federal securities laws; (ii) it is accepting the Common Units and Subordinated Units for its own account and not for the account or benefit of any other person or entity and not with a view to, or for offer or sale in connection with, any distribution thereof; and (iii) it understands that any Common Units and Subordinated Units delivered to it hereunder shall be “restricted securities” within the meaning of federal and state securities laws and that if in the future it decides to sell or otherwise transfer or dispose of any of the Common Units and Subordinated Units, it understands and agrees that it may do so only in compliance with applicable federal or state securities laws.

(B)           The Partnership hereby represents and warrants that the following statements are true and correct as of the date hereof: (i) the Partnership and, to its knowledge, any person acting on its behalf has complied and will comply with the limitations on manner of offering and sale set forth in the federal securities laws with respect to all offers and sales of the Common Units and the Subordinated Units; and (ii) the Partnership has not made any other offers, issuances, sales or deliveries of any securities of the Partnership to any persons within the six month period prior to the date hereof other than any offers, issuances, sales or deliveries of any securities of the Partnership made pursuant either to an effective registration statement or pursuant to an exemption from registration under federal securities laws.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Order of Completion of Transactions.  The transaction contemplated by Section 2.1 shall occur one hour prior to the Effective Time.  The transactions contemplated by Section 2.2 through Section 2.6 shall occur immediately prior to the Effective Time in the order set forth herein.  The transactions contemplated by Section 2.7 through Section 2.15 shall be completed at the Effective Time in the order set forth herein. Following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 8.2            Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement.  All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 8.3            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.4            No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.5            Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 8.6            Applicable Law; Forum, Venue and Jurisdiction.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.  Each of the Parties (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; (ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; (iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 8.7            Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.8            Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 8.9            Integration.  Other than the Omnibus Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements among the Parties with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

Section 8.10         Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 8.11         Costs.  Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and any fees required in connection therewith.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

LEHIGH GAS PARTNERS LP, a Delaware limited partnership

By:	Lehigh Gas GP LLC, its General Partner

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Chief Executive Officer

LEHIGH GAS GP LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Chief Executive Officer

LEHIGH GAS CORPORATION, a Delaware corporation

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Chief Executive Officer

LGP REALTY HOLDINGS LP, a Delaware limited partnership

By:	LGP Realty Holdings GP LLC, its General Partner

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	President

LEHIGH GAS WHOLESALE SERVICES, INC., a Delaware corporation

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	President

Signature Page

Merger Contribution, Conveyance, and Assumption Agreement

LEHIGH GAS WHOLESALE LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	President

LEHIGH KIMBER REALTY, LLC, a Delaware limited liability company

By:	ERNJ, LLC, its Managing Member

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

ENERGY REALTY OP LP, a Delaware limited partnership

By:	Energy Realty GP LLC, its General Partner

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

EROP — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	General Manager

KWIK PIK REALTY — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

Signature Page

Merger Contribution, Conveyance, and Assumption Agreement

LEHIGH GAS — OHIO, LLC, a Delaware limited liability company

By:	Lehigh Gas — Ohio Holdings, LLC, its Manager

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	General Manager

LEHIGH GAS OHIO II, LLC, a Delaware limited liability company

By:	Lehigh Gas — Ohio Holdings, LLC, its Manager

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	General Manager

KWIK PIK — OHIO HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

KIMBER PETROLEUM CORPORATION, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	President

KWIK PIK — PA, LLC, a Delaware limited liability company

By:	Kwik Pik — PA Holdings, LLC, its Manager

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

Signature Page

Merger Contribution, Conveyance, and Assumption Agreement

LEHIGH KIMBER REALTY II, LLC, a Delaware limited liability company

By:	ERNJ, LLC, its Managing Member

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

ENERGY REALTY OP II LP,, a Delaware limited partnership

By:	Energy Realty GP II LLC, its General Partner

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

EROP — OHIO HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	General Manager

KWIK PIK REALTY - OHIO HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Joseph V. Topper, Jr.
Name:	Joseph V. Topper, Jr.
Title:	Manager

/s/ John B. Reilly, III
John B. Reilly, III

/s/ Joseph V. Topper, Jr.
Joseph V. Topper, Jr.

Signature Page

Merger Contribution, Conveyance, and Assumption Agreement

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules to the Agreement have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SCHEDULES

Exhibit A - Plan of Merger

Exhibit B - Table of the number of common units, subordinated units, incentive distribution rights and the aggregate amount of cash

Exhibit C - List triple-net master leases to be terminated as of the Effective Time

Exhibit D - List of assets and liabilities to be contributed by the Contributed Entities

Exhibit E - List of assets and liabilities to be contributed by LGO Distributee

Exhibit F - List of assets and liabilities to be contributed by KPC

Exhibit G - List of assets and liabilities to be contributed by KPO

Exhibit H - List of assets and liabilities to be contributed by KPP

Exhibit I - List of assets and liabilities to be contributed by LGC

Exhibit J - List of assets to be spun-off from LGO that are not being contributed to the Partnership

Exhibit K - List of assets and liabilities to be contributed by the Topper Group

Exhibit L - List of all tracts or parcels of real property that will be owned or leased by the Partnership and/or by its subsidiaries at the Effective Time

Signature Page

Merger Contribution, Conveyance, and Assumption Agreement